Exhibit 99.1

Juhl Wind, Inc. Announces Acquisition of Power Engineers Collaborative, LLC – an Industry Leader in Power Engineering

Acquisition expected to add over $4.5 million in revenue and access to additional growth and business opportunities within North American energy industry

Pipestone, MN – May 3, 2012 – Juhl Wind Inc. (OTCBB: JUHL.OB), the Leader in Community Wind Power and Renewable Energy, today announced it recently closed on the acquisition of Power Engineers Collaborative, LLC (“PEC”) – a Midwest engineering firm  dedicated to providing services to clients which include electric utilities, independent power producers (“IPP”), and industry and building systems.  Power Engineers Collaborative, LLC will continue to conduct its business under its industry-recognized name and its management/operations will remain unchanged.

“We are very proud to announce the addition of Power Engineers Collaborative to Juhl Wind,” stated Dan Juhl, Chairman and CEO of Juhl Wind Inc.  “We saw three very clear benefits to our acquisition of PEC: experience, significant expansion of our base business and an opportunity for our team to offer increased capabilities throughout the energy industry.  The founders of PEC, George Shibayama, Matt Brown and Bryan Eskra, bring over 110 years of industry leading experience to our team along with one of the finest engineering groups in the space.  The addition of their business into our organization brings an expected $4.5 million per year in annual revenue to our base business along with a host of cross-selling opportunities that we expect will lead to additional growth at PEC and across all of our subsidiaries.”

“By adding PEC to our team, we significantly boost our ability to grow well beyond Community Wind and into the full range of clean energy sectors including natural gas, biomass, waste-to-energy, medium-to-large on-site solar, and support to larger wind farm construction,” added John Mitola, President of Juhl Wind, Inc.  “This move represents a natural expansion on top of the credibility we enjoy in the medium-scale wind industry.  We see this as yet another step toward becoming a much broader enterprise with a leading position in the clean energy space.  As a result, and of added significance, the expansion of our base services business with a leading professional services consulting firm allows us to not only expand our offerings, but also to begin establishing the growth of our base-line revenue flow from the development side of our business.  As we have stated in the past, we expect to continue to add to our core operating businesses whether it be with acquiring professional services like PEC, increasing our maintenance services and/or with the continued growth in our Juhl Renewable Asset Inc. IPP subsidiary through acquisitions of existing clean energy assets or investment in our newly developed projects.”

“We are very excited to have joined the Juhl Wind Team,” stated George Shibayama, founder and president of Power Engineers Collaborative, LLC. “This is a great move for PEC – Juhl Wind has a very aggressive growth strategy and PEC will be an important part of that strategy. This will provide improved business development for PEC as well as an expanded range of offerings to our customers.  Juhl brings a strong balance sheet made up of the ownership of three larger wind farms along with their ability to provide complete start-to-finish development support given their track record in developing 21 wind farms to date.  That means, in addition to outstanding engineering, we can provide enhanced energy industry expertise, development consulting and the ability to help get our client’s projects financed.”

PEC’s core business includes aiding clients in site selection, environmental permitting, equipment studies, financing, preparation of contract documents, bid evaluation, contract awards, preparation of detailed construction documents, design of auxiliary facilities, engineering services during construction, and training of operating and maintenance personnel.  The Building Systems Engineering Division (BSE) extends these capabilities and focuses them toward the Mechanical, Electrical, Plumbing (“MEP”), Fire Protection, and energy-related needs of the commercial, residential and institutional sectors.  PEC’s MEP work experience ranges from interior developments to high-rise new construction. Business sectors include commercial, retail, data and communication, K-12 and higher educational, food service, high-rise development, hotel, multi-family residential, industrial, geothermal heat pump systems, power, municipal, public works, and parking facilities.   PEC offers clients services in all phases of an MEP project including permitting, conceptual design, project management and detailed design and construction commissioning start-up.

The terms of the transaction described herein can be found in Juhl Wind, Inc.’s current report on Form 8-K filed on May 3rd, 2012.

About Power Engineers Collaborative, LLC
Power Engineers Collaborative, LLC is a Midwest engineering firm based in Milwaukee, Wisconsin and Chicago, Illinois with an additional office in Madison, Wisconsin.  The company is dedicated to providing services to clients in the Power Industry, Renewable Sector, Heavy Industry, and Building Systems markets.  Power Engineers Collaborative, LLC focus began in the power industry providing engineering solutions to utilities and independent power producers for the expansion, modernization, consolidation and creation of new, cleaner, power generation assets.  Their expertise includes the full range of power and building systems engineering from coal plants to natural gas generation to wind and solar power.  For more information on Power Engineers Collaborative, LLC please see the company’s website at www.pecllc.com.

About Juhl Wind, Inc.
Juhl Wind is an established leader in the renewable energy industry with a focus on Community Based Wind Power development, ownership and management throughout the United States and Canada.  Juhl Wind pioneered Community-Based wind farms, developing the currently accepted financial, operational and legal structure providing local ownership of medium-to-large scale wind farms.  To date, the Company has completed 21 wind farm projects and provides operations management and oversight across the portfolio. Juhl Wind services every aspect of wind farm development from full development and ownership, general consultation, construction management and system operations and maintenance.  With its consolidation of the Valley View, Winona County and Woodstock Hills wind farms, the Company has now invested in and operates 21.7 MWs of wind power through its independent power producer ("IPP") subsidiary, Juhl Renewable Assets, Inc.  Through its subsidiary, Juhl Renewable Energy Systems, Inc. (“JRES”), the Company also provides full sales and service to smaller, on-site wind and solar projects in addition to our larger Community Wind Farms.  Now, with its acquisition of Power Engineers Collaborative, Juhl provides a full range of engineering services to the energy industry, building systems markets and heavy industry.  Juhl Wind is based in Pipestone, Minnesota and has offices in Chicago, Minneapolis, Madison and Milwaukee.  Juhl is traded on the OTCBB under the symbol JUHL.  Additional information is available at the Company's website at www.juhlwind.com or by calling 877-584-5946 (or 877-JUHLWIN).

Juhl Wind Investor Relations
Jody Janson
Phone: (888) 438-JUHL (888-438-5845)
Email: jody@istockdaily.com

FORWARD LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Juhl Wind's current expectations about its future results, performance, prospects and opportunities. Juhl Wind has tried to identify these forward-looking statements by using words and phrases such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "plans," "should," "typical," "preliminary," "hope," or similar expressions. These forward-looking statements are based on information currently available to Juhl Wind and are subject to a number of risks, uncertainties and other factors that could cause Juhl Wind's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements and specifically those statements referring to the projects and acquisitions mentioned herein. New projects are subject to large, third party risks that may not be in control of Juhl Wind including the timing of funding and actual construction. These risks are referenced in Juhl Wind's current 10K or as may be described from time to time in Juhl Wind's subsequent SEC filings; and such factors as incorporated by reference